SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

----------

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 27, 2004

LIBERTY MINT, LTD.
(Exact name of registrant as specified in charter)

     NEVADA                      0-12139                                         84-1409219
   (State or other jurisdiction      (Commission                          (IRS employer
      of  incorporation)             file number)                                identification no.)

                                                                 378 North Main, #124                                                                     Layton, Utah 84041                                                      (Address of Principal Executive Offices)

Registrant's telephone number, including area code (801) 497-9075

Item 1.01 Entry into a Material Definitive Agreement

Effective September 27, 2004, Liberty Mint, Ltd. ("the Company") signed a definitive agreement ("the Agreement") to merge Ann Arbor Acquisition Corporation, a wholly owned subsidiary of the Company, with and into Akesis Pharmaceuticals, Inc. Akesis Pharmaceuticals develops novel patented therapies for the treatment of diabetes and other metabolic disorders. Following consummation of the merger, Akesis Pharmaceuticals will become a wholly owned subsidiary of the Company.

Pursuant to the Agreement, Akesis Pharmaceuticals shareholders will be issued 10.5 million shares of the Company's common stock in exchange for all of the outstanding shares of Akesis Pharmaceuticals as of the closing of the merger. Following the merger, the Company will have 15 million shares outstanding, of which shareholders of Akesis Pharmaceuticals will own approximately 70%. Contemporaneously with the merger, the Company will complete a restructuring of its debt and equity and complete a private placement. Consequently, at the time of closing, the Company will have no liabilities and following the closing, will have a total of 15 million shares issued and outstanding.

Following the merger, it is intended that new management of the Company will be appointed and the current management of the Company will resign.

Attached and incorporated herein by reference in its entirety as Exhibit 2.1 is the Agreement and Plan of Merger and Reorganization.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

The required financial statements will be filed by amendment not later than 71 days after the date that this report must be filed.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY MINT, LTD.

Date: September 27, 2004

By: /s/ James Anderson James Anderson President

INDEX TO EXHIBITS

Exhibit

No. Exhibit

2.1 Agreement and Plan of Merger and Reorganization dated September 27, 2004 between Liberty Mint, Ltd., Ann Arbor Acquisition Corporation and Akesis Pharmaceuticals, Inc.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

LIBERTY MINT, LTD. ANN ARBOR ACQUISITION CORPORATION and Akesis Pharmaceuticals, INC.

September 27, 2004

TABLE OF CONTENTS

Page

Article I DEFINITIONS AND INTERPRETATIONS  1

1.1 Certain Definitions  1

1.2 Certain Interpretations 4

Article II THE MERGER 5

2.1 The Merger 5

2.2 Closing and Effective Time 5

2.3 Legal Effect of the Merger 5

2.4 Certificate of Incorporation and Bylaws 5

2.5 Directors and Officers 6

2.6 Capital Stock of Constituent Corporations 6

2.7 Dissenting Shares 7

2.8 Exchange of Certificates 8

2.9 No Further Ownership Rights in Company Capital Stock 9

2.10 Lost, Stolen or Destroyed Certificates 9

2.11 Further Assurances 10

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY 10

3.1 Organization 10

3.2 Authority 10

3.3 Conflicts 10

3.4 Consents 11

3.5 (a) Company Capital Structure. 11

3.6 Subsidiaries 12

3.7 Company Financial Statements 12

3.8 No Undisclosed Liabilities 12

3.9 No Changes 13

3.10 Taxes 13

3.11 Restrictions on Business Activities 15

3.12 Properties 15

3.13 Material Contracts 15

3.14 Insurance 17

3.15 Litigation 17

3.16 Governmental Authorization 18

3.17 Compliance with Laws 18

3.18 Minute Books 18

3.19 Brokers' and Finders' Fees 18

3.20 Representations Complete 18

Article IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB 19

4.1 Organization, Standing and Power 19

4.2 Authority 19

4.3 No Conflicts 19

4.4 Consents 19

4.5 Parent Capital Structure 20

4.6 Subsidiaries 21

4.7 Financial Statements 21

4.8 No Undisclosed Liabilities 21

4.9 No Changes 21

4.10 Taxes 22

4.11 Restrictions on Business Activities 24

4.12 Properties 24

4.13 Material Contracts 25

4.14 Insurance 26

4.15 Litigation 27

4.16 Governmental Authorization 27

4.17 Compliance with Laws 27

4.18 Minute Books and Records 27

4.19 Parent SEC Documents 28

4.20 Broker's and Finders' Fees 28

4.21 Representations Complete 28

Article V COVENANTS RELATING TO THE CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME 28

5.1 Conduct of Business 28

Article VI ADDITIONAL AGREEMENTS 30

6.1 Stockholder Securities Law Compliance and Approval 30

6.2 Commercially Reasonable Efforts; Governmental Approvals; Contract Consents 31

6.3 Notification of Certain Matters 31

6.4 Public Disclosure 32

6.5 Employee Plans 32

6.6 Spreadsheet 32

6.7 Expenses 32

6.8 Stock Splits 33

6.9 Company Audited Financial Statements 33

6.10 Debt and Working Capital Requirements 33

Article VII CONDITIONS TO THE MERGER 33

7.1 Conditions to Obligations of Each Party 33

7.2 Conditions to the Obligations of Parent and Merger Sub 34

7.3 Conditions to Obligations of the Company 35

Article VIII TERMINATION, AMENDMENT AND WAIVER 36

8.1 Termination 36

8.2 Effect of Termination 37

8.3 Amendment 38

8.4 Extension and Waiver 38

Article IX GENERAL PROVISIONS 38

9.1 Notices 38

9.2 Counterparts 39

9.3 Entire Agreement 39

9.4 Third Party Beneficiaries 39

9.5 Assignment 39

9.6 Severability 39

9.7 Other Remedies 39

9.8 Governing Law 39

9.9 WAIVER OF JURY TRIAL 40

9.10 Specific Performance 40

INDEX OF EXHIBITS

Exhibit Description

Exhibit A Form of Investor Representation Statement

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the " Agreement") is made and entered into as of September 27, 2004 by and among Liberty Mint, Ltd., a Nevada corporation (" Parent"), Ann Arbor Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (" Merger Sub"), and Akesis Pharmaceuticals, Inc., a Delaware corporation (the " Company").

W I T N E S S E T H:

WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company believe it is in the best interests of their respective companies and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the " Merger") and, in furtherance thereof, have approved this Agreement, the Merger and the other transactions contemplated hereby.

WHEREAS, pursuant to the Merger, Merger Sub will merge with and into the Company whereupon the separate corporate existence of Merger Sub will cease and the Company will continue as a wholly-owned subsidiary of Parent, and all of the outstanding capital stock of the Company will be converted into the right to receive the consideration set forth herein.

WHEREAS, the Company, on the one hand, and Parent and Merger Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and other covenants set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

Article DEFINITIONS AND INTERPRETATIONS

Certain Definitions

.  For all purposes of and under this Agreement, the capitalized terms set forth below shall have the respective meanings ascribed thereto below:

" Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

" Code" shall mean the Internal Revenue Code of 1986, as amended.

Company Capital Stock" shall mean the Company Common Stock and any other shares of capital stock of the Company, taken together.

Company Common Stock" shall mean shares of common stock, $0.001 par value per share, of the Company.

" Company Material Adverse Efect" shall mean any change, event or effect that has had, or is reasonably likely to have, a material adverse effect having a value in the amount of $50,000 or more on the business, assets (whether tangible or intangible), liabilities, financial condition, results of operations, prospects or capitalization of the Company and its subsidiaries, taken as a whole.

Company Options" shall mean options (including commitments to grant options or other rights) to purchase or otherwise acquire Company Capital Stock (whether or not vested) granted or otherwise issued under the Company Stock Option Plan.

" Company Stock Option Plan" shall mean the Company's 1998 Incentive Stock Plan, as amended.

" Contract" shall mean any written or oral legally binding contract, agreement, instrument, commitment or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

" Employee" shall mean any current or former or retired employee, consultant or director of the Company or any Affiliate.

" GAAP" shall mean United States generally accepted accounting principles consistently applied.

" Governmental Authority" shall mean any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission.

" Intellectual Property" shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) any and all instantiations of the foregoing in any form and embodied in any media.

" Intellectual Property Rights" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) domain name registrations, (vi) trademarks, trade names and service marks, and registrations and registration applications therefor (vii) analogous rights to those set forth above, and (viii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

" Knowledge" shall mean the knowledge of the directors, officers and other management level employees or the Company or Parent, as the case may be; provided, however, that such person shall have made reasonable inquiry of those employees and consultants of the Company or Parent, as the case may be, who would reasonably be expected to have knowledge of the matter in question; provided, further, however, that if any such person shall not make such reasonable inquiry, then such person shall be deemed to have knowledge of those facts or matters that such person would reasonably be expected to have had such person made such inquiry.

" Liability" or " Liabilities" shall mean any debt, liability or obligation, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

" Lien" shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any kind whatsoever.

" Losses" shall mean all damages, costs, Liabilities, losses (including lost profits and diminution in value), fines, penalties, Taxes, deficiencies and expenses, including reasonable attorneys' fees, other professionals' and experts fees, costs of investigation and court costs. In determining the amount of any Losses in respect of the failure of any representation or warranty to be true and correct as of any particular date (but not in determining whether any such representation and warranty is, in fact, true and correct), any "Company Material Adverse Effect," materiality or other similar qualifier set forth in such representation or warranty shall be disregarded.

" Merger Shares" shall have the meaning ascribed to the term in Section 2.6 hereof.

" Parent Common Sock" shall mean shares of the common stock, par value $0.001 per share, of Parent.

" Parent Affiliate" shall mean any other person or entity under common control with Parent within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

" Parent Employee" shall mean any current or former or retired employee, consultant or director of Parent or any Parent Affiliate.

" Parent Material Adverse Effect" shall mean a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

" SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

" Securities Act" means the Securities Act of 1933, as amended, or any successor thereto.

" Stockholder" shall mean any holder of any Company Capital Stock immediately prior to the Effective Time.

" Tax" or, collectively, " Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in the foregoing clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in the clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

" Total Outstanding Shares" shall mean the aggregate number of shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time.

Certain Interpretations .

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles, such reference shall be to an Article of this Agreement unless otherwise indicated.

(b) The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation".

(c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) References to the Company shall be deemed to refer to the Company and the Company Subsidiaries unless the context otherwise requires.

(e) Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

(f) The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

Article THE MERGER

The Merger

.  At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (" DGCL"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company, as the surviving corporation after the Merger, is sometimes referred to herein as the " Surviving Corporation."

Closing and Effective Time

.  Unless this Agreement is earlier terminated pursuant to Article VIII hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VII hereof (other than those conditions which, by their terms, are to be satisfied or waived at Closing), the parties hereto shall consummate the Merger and the other transactions contemplated hereby at a closing (the " Closin g ") to occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 12235 El Camino Real, Suite 200, San Diego, California, 92130, unless another time or place is mutually agreed upon in writing by Parent, Merger Sub and the Company. The date upon which the Closing shall actually occur shall be referred to herein as the " Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the " Certificate of Merger") in customary form and substance with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of acceptance of such filing by the Secretary of State of the State of Delaware shall be referred to herein as the " Effective Time").

Legal Effect of the Merger

.  At the Effective Time, the effect of the Merger shall be as provided under the applicable provisions of DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Certificate of Incorporation and Bylaws .

(a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, as of the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read the same as the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

(b) Bylaws. Unless otherwise determined by Parent prior to the Effective Time, as of the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

Directors and Officers

.

(a) Directors. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the DGCL and the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified.

(b) Officers. Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

Capital Stock of Constituent Corporations

. (a) Merger Sub Capital Stock. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(b) Company Capital Stock. Subject to the terms of this Agreement (including Sections 2.6(e), (f) and (g), and Section 2.7), at the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive (without interest) a pro rata share, based on shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, of an aggregate of 10,500,000 shares (the " Merger Shares") of validly issued, fully paid and non-assessable Parent Common Stock.

(c) Company-Owned Company Capital Stock. Notwithstanding the terms of Section 2.6(b) hereof, each share of Company Capital Stock held by the Company or any of the Company Subsidiaries immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(d) Company Options. At least fifteen (15) days prior to the Effective Time, the Company shall have taken all necessary actions to notify each holder of Company Options that Company Options will not be assumed and converted by Parent or the Merger Sub, and therefore all Company Options will become 100% vested on the date of such notice and will terminate if not exercised immediately prior to the Effective Time.

(e) Certificate Legends. The certificates evidencing shares of Parent Common Stock to be issued pursuant to this Section 2.6 shall bear the following legend (in addition to any other legend required by law, including Rule 145 promulgated under the Securities Act):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITEIS ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(f) Fractional Shares. Notwithstanding anything to the contrary set forth herein, no fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each Stockholder who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such Stockholder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Trading Price (the " Cash Amount").

(g) Adjustments. The definitions above shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), or other distribution in respect of Parent Common Stock, reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

Dissenting Shares .

(a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock (" Dissenting Shares") held by a holder who has not effectively withdrawn or lost such holder's dissenters' rights under the DGCL or Chapter 13 of the California General Corporations Law (the " CGCL"), as applicable, shall not be converted into or represent a right to receive the consideration for Company Capital Stock set forth in Section 2.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by the DGCL or CGCL, as applicable.

(b) Notwithstanding the provisions of Section 2.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights under the DGCL or CGCL, as applicable, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in Section 2.6 hereof, without interest thereon, upon surrender of the Certificate representing such shares.

Exchange of Certificates

.

(a) Exchange Agent. Standard Registrar and Transfer Company, Inc. shall serve as the exchange agent (the " Exchange Agent") for the Merger.

(b) Parent to Provide Merger Shares.

(i) Merger Shares. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II the Merger Shares issuable pursuant to Sections 2.6(b).

(c) Exchange Procedures. On or promptly after the Effective Time and in any event within twenty (20) business days after the Effective Time, Parent shall mail or cause to be mailed to each holder of record of shares of Company Common Stock (the certificates evidencing such shares being referred to herein as a " Certificate" and, collectively, as " Certificates"), at the address set forth opposite each such holder's name on the Spreadsheet, a letter of transmittal in customary form and substance (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify and contain an agreement to be bound by the indemnification provisions hereof) and instructions for use in effecting the surrender of Certificates in exchange for shares of Parent Common Stock pursuant to Section 2.6 hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive from the Exchange Agent in exchange therefor a certificate representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.6(b)(i) hereof, Until so surrendered, each Certificate outstanding after the Effective Time will be deemed for all corporate purposes to evidence only the right to receive the Merger Shares pursuant to Section 2.6 hereof.

(d) Distributions With Respect to Shares Not Surrendered. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any Certificate that has not been surrendered with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate to the Exchange Agent in accordance with this Section 2.8. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

(e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered on the books and records of the Company and as set forth in the Spreadsheet, it will be a condition of the issuance or delivery thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 2.8, none of the Exchange Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

No Further Ownership Rights in Company Capital Stock

.  The shares of Parent Common Stock and Cash Amount paid in respect of the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

Lost, Stolen or Destroyed Certificates

.  In the event any Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 2.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the holder of such lost, stolen or destroyed Certificates to either (i) deliver a bond in such amount as it may reasonably direct, or (ii) provide an indemnification agreement in a form and substance acceptable to Parent, against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been so lost, stolen or destroyed.

2.11 Tax Consequences.  It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations promulgated under the Code. None of the parties hereto has taken or will take any action, or knows of any fact or circumstance, that would be reasonably expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

2.12 Further Assurances.  If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Merger Sub, and the officers and directors of the Company, Parent and Merger Sub shall be fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied as of the date hereof by the Company to Parent (the " Disclosure Schedule"), as follows as of the date hereof and as of the Effective Time:

Organization

.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification or license is required. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date and in full force and effect on the date hereof, to Parent.

Authority

.  The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and the transactions contemplated hereby. The Board of Directors of the Company has unanimously approved this Agreement, the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

Conflicts

.  The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not (x) conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a " Conflict") (i) any provision of the Certificate of Incorporation and Bylaws of the Company, (ii) any Contract to which the Company is a party or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets or (y) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by the Company.

Consents

.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or any third party, including a party to any Contract with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the requisite approval of the Stockholders and Parent stockholders, as contemplated herein, and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

(a) Company Capital Structure.

(a)   The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the date hereof, the capitalization of the Company is as set forth in Section 3.5(a) of the Disclosure Schedule. The total number of shares of Company Capital Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock and the exercise of all Company Options) will be as set forth in Section 3.5(a) of the Disclosure Schedule. The Company Capital Stock is held by the persons with the domicile addresses and in the amounts set forth in Section 3.5(a) of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Capital Stock, Company Options and have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any Stockholder) in compliance with all applicable federal, state, foreign, or local statues, laws, rules, or regulations, including federal and state securities laws. The Company has not, and will not have, suffered or incurred any Liability relating to or arising out of the issuance or repurchase of any Company Capital Stock or Company Options, or out of any agreements or arrangements relating thereto. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock issued or outstanding.

(b) Except for the Company Stock Option Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. Section 3.5(a) of the Disclosure Schedule sets forth for each outstanding Company Option, the name of the holder of such option or warrant, the number of shares of Company Capital Stock issuable upon the exercise of such option or warrant and the exercise price of such option or warrant. Except for the Company Options, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

Subsidiaries

.  The Company does not have, and has never had, any subsidiaries or any "affiliated" companies (within the meaning of Rule 145 promulgated under the Securities Act) and does not otherwise own, and has never otherwise owned, any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

Company Financial Statements

.  Section 3.7 of the Disclosure Schedule sets forth the Company's unaudited balance sheet as of August 31, 2004, and the related unaudited statement of income, cash flow and stockholders' equity for the eight-month period then ended, and the unaudited balance sheets as of December 31, 2003 and 2002 and the related unaudited statements of income, cash flow and stockholders' equity for the twelve-month periods then ended (the " Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (except that the unaudited Company Financial Statements do not contain footnotes and other presentation items that may be required by GAAP). The Company Financial Statements present fairly in all material respects the Company's financial condition and operating results as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of August 31, 2004, is referred to hereinafter in this Article III as the " Current Balance Sheet" and the date thereof is referred to herein as the " Current Balance Sheet Date." The Company maintains and shall continue to maintain an adequate system of internal controls established and administered in accordance with GAAP.

No Undisclosed Liabilities

.  The Company has no Liability (whether or not required to be reflected in financial statements in accordance with GAAP) except Liabilities (i) incurred reflected in the Current Balance Sheet, or (ii) incurred in the ordinary course of business consistent with past practices since the Current Balance Sheet Date which do not exceed $10,000 in the aggregate.

No Changes

.  Since the Current Balance Sheet Date through the date hereof, except with respect to the transactions contemplated hereby, (a) the business of the Company has been conducted in the ordinary course and consistent with past practices, (b) there has not been any employment dispute, including any claims or matters raised by any individuals or any workers' representative organization or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company, and (c) there has not been any destruction of, damage to, or loss of any material assets or business of the Company, or any significant customer or significant supplier (whether or not covered by insurance).

Taxes

.

(a) As of the Closing Date, the Company will have (i) prepared and timely filed all federal, state, local and foreign returns for the tax year ended December 31, 2003, and all other required federal, state, local and foreign returns, estimates, information statements and reports (" Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are or will be true and correct and have been or will be completed in accordance with applicable law and (ii) timely paid all Taxes it is required to pay.

(b) As of the Closing Date, the Company will have timely paid or withheld with respect to its Employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld, and will have timely paid such Taxes withheld over to the appropriate authorities.

(c) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

(e) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

(f) The Company has made available to Parent or its legal counsel copies of all Tax Returns for the Company filed for all periods since its inception.

(g) There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

(h) The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of the Company.

(i) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

(j) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

(k) The Company has (a) never been a member of an affiliated group (within the meaning of Code 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) never been a party to any Tax sharing, indemnification or allocation agreement, (c) no liability for the Taxes of any person (other than Company or any of its subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

(l) The Company has not been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

(m) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

(n) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(o) No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by that jurisdiction.

(p) The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

(q) The Company has not engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulation 1.6011-4(b)(2).

(r) The Company will not be required to include any income or gain or exclude any deduction or loss from taxable income as a result of any (a) change in method of accounting under Section 481(c) of the Code, (b) closing agreement under Section 7121 of the Code, (c) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or in the case of each of (a), (b), and (c), under any similar provision of applicable law), (d) installment sale or open transaction disposition or (e) prepaid amount.

Restrictions on Business Activities

.  Section 3.11 of the Disclosure Schedule sets forth a complete and accurate list of each Contract (non-competition or otherwise) judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company (including any restrictions on selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person.)

Properties

.

(a) The Company does not own or lease any real property, nor has the Company ever owned or leased any real property. The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. The foregoing assets and the Company's Intellectual Property and Intellectual Property Rights constitute all of the assets used in, and necessary for, the business of the Company as currently conducted or currently contemplated to be conducted.

(b) Section 3.12(b) of the Disclosure Schedule contains a complete and accurate list of all material items of equipment owned or leased by the Company, and such equipment is adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted and in good operating condition, regularly and properly maintained, subject to normal wear and tear.

(c) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers not reserved by such customer. No person other than the Company possesses any claims or rights with respect to use of such customer information.

Material Contracts

.

(a) Section 3.13 of the Disclosure Schedule sets forth a complete and accurate list of the following Contracts in effect as of the date hereof (together with the Contracts set forth in Section 3.11 (Restrictions on Business Activities) or Section 3.12(a) (Leases), of the Disclosure Schedule, a " Company Material Contract" and, collectively, the " Company Material Contracts"):

(i) any employment or consulting Contract with an employee or individual consultant or salesperson, or consulting or sales Contract with a firm or other organization;

(ii) any Contract or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iii) any Contract relating to the lease of personal property involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

(iv) any Contract relating to capital expenditures and involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

(v) any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit (other than trade payables in the ordinary course of business consistent with past practices);

(vii) any Contract for the purchase by the Company of goods or services involving in excess of $5,000 individually or $10,000 in the aggregate;

(viii) any Contract for the purchase by customers of goods or services involving in excess of $5,000 individually or $10,000 in the aggregate;

(ix) any dealer, distribution, joint marketing, strategic alliance or development Contract;

(x) any standstill or similar Contract;

(xi) any non-employee sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other Contract for use or distribution of the Company's products, technology or services;

(xii) any Contract granting a power of attorney, agency or similar authority to another person or entity; or

(xiii) any other Contract that (a) involves future payments in excess of $5,000 individually or $10,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days, (b) has an unexpired term as of the Current Balance Sheet Date in excess of twelve months and is not otherwise listed on Section 3.13 of the Disclosure Schedule, or (c) is otherwise material to the business of the Company and not otherwise listed on Section 3.13 of the Disclosure Schedule.

(xiv) Except as set forth on Section 3.13(a)(xiv) of the Disclosure Schedule, any Contract in which the Company has agreed to no limitation on the Company's liability thereunder.

(b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract, nor does the Company have any Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Company Material Contract is in full force and effect, enforceable in accordance with its terms, and the Company is not in default thereunder, nor to the Knowledge of the Company, is any party obligated to the Company pursuant to any such Company Material Contract in default thereunder. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under the Company Material Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Company Material Contracts had the transactions contemplated by this Agreement not occurred.

Insurance

.  Section 3.14 of the Disclosure Schedule contains a complete and accurate list of all insurance policies and bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any of its Affiliates (each a " Company Insurance Policy"). There is no claim by the Company or any of its Affiliates pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company or any of its Affiliates has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies.

Litigation

.  There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors (in their capacity as such), nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors (in their capacity as such) by or before any Governmental Authority, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Authority has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

Governmental Authorization

.  Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, Company Authorizations") has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

Compliance with Laws

.  The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation applicable to the Company, its business or its assets (whether tangible or intangible).

Minute Books

.  The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain accurate summaries of all meetings or actions by written consent of the Board of Directors (or committees thereof) of the Company and contain all stockholder actions by written consent since the time of incorporation of the Company.

Brokers' and Finders' Fees

.  The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

Representations Complete

.  None of the representations or warranties made by the Company herein or schedule or exhibit hereto, including the Disclosure Schedule, or in any certificate or other document furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby, contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits, or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Article REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub hereby represents and warrants to the Company, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied as of the date hereof by Parent to Company (the " Parent Disclosure Schedule"), as follows as of the date hereof and as of the Effective Time:

Organization, Standing and Power

. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Nevada and Delaware, respectively, and each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect.

Authority

.  Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. The Board of Directors of Parent has unanimously approved this Agreement, the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

No Conflicts

.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (x) conflict with, or result in any conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent or of Merger Sub, (ii) any Contract to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's Annual Report on Form 10-K for the year ended December  31, 2003 (" Parent 10-K") and such other filings under the Securities Act or the Exchange Act which are made subsequent to the Parent 10-K and prior to the date hereof, or (iii) any judgment, order or decree applicable to Parent or Merger Sub, or (iv) any statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets, except in the case of this clause (v) where such Conflict would not have a Parent Material Adverse Effect, or (y) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by Parent.

Consents

.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any third party is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not have a Parent Material Adverse Effect, and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

Parent Capital Structure

(a) The authorized capital stock of Parent consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date hereof, the capitalization of Parent is as set forth in Section 4.5(a) of the Parent Disclosure Schedule. The total number of shares of Parent common stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Parent common stock and the exercise of all options, warrants or other rights to purchase Parent's common stock) will be as set forth in Section 4.5(a) of the Parent Disclosure Schedule. The Parent common stock is held by the persons with the domicile addresses and in the amounts set forth in Section 4.5(a) of the Parent Disclosure Schedule. All outstanding shares of Parent's common stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent, or any agreement to which Parent is a party or by which it is bound. All outstanding shares of Parent's common stock, and any outstanding options, warrants or other rights to purchase Parent's common stock have been issued or repurchased (in the case of shares that were outstanding and repurchased by Parent) in compliance with all applicable federal, state, foreign, or local statues, laws, rules, or regulations, including federal and state securities laws. Parent has not, and will not have, suffered or incurred any Liability relating to or arising out of the issuance or repurchase of any Parent common stock or right to purchase Parent common stock, or out of any agreements or arrangements relating thereto. There are no declared or accrued but unpaid dividends with respect to any shares of Parent common stock. Parent has no other capital stock issued or outstanding.

(b) Except as set forth on Section 4.5(a) of the Parent Disclosure, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Parent. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of Parent. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

(c)   Parent has a sufficient number of authorized and unissued shares of its common stock reserved for issuance to complete the transactions contemplated by this Agreement. The Merger Shares have been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances or rights of first refusal. Immediately following the Effective Time and assuming the issuance of the Merger Shares pursuant to the Merger, 15,000,000 shares of Parent's common stock will be issued and outstanding.

Subsidiaries

.  Parent does not have, and has never had, any subsidiaries or any "affiliated" companies (within the meaning of Rule 145 promulgated under the Securities Act) and does not otherwise own, and has never otherwise owned, any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

Financial Statements

.  Section 4.7 of the Parent Disclosure Schedule sets forth Parent's unaudited balance sheet as of June 30, 2004, and the related unaudited statement of income, cash flow and stockholders' equity for the six-month period then ended, and the audited balance sheets as of December 31, 2003 and 2002 and the related audited statements of income, cash flow and stockholders' equity for the twelve-month periods then ended (the " Parent Financial Statements"). The Parent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (except that the unaudited Parent Financial Statements do not contain footnotes and other presentation items that may be required by GAAP). The Parent Financial Statements present fairly in all material respects the Parent's financial condition and operating results as of the dates and during the periods indicated therein. The Parent's unaudited balance sheet as of June 30, 2004, is referred to hereinafter in this Article IV as the " Parent Current Balance Sheet" and the date thereof is referred to herein as the " Parent Current Balance Sheet Date." Parent maintains and shall continue to maintain an adequate system of internal controls established and administered in accordance with GAAP.

No Undisclosed Liabilities

.  Parent has no Liability (whether or not required to be reflected in financial statements in accordance with GAAP) except Liabilities (i) incurred reflected in the Parent Current Balance Sheet, or (ii) incurred in the ordinary course of business consistent with past practices since the Parent Current Balance Sheet Date which do not exceed $10,000 in the aggregate.

No Changes

.  Since the Parent Current Balance Sheet Date through the date hereof, except with respect to the transactions contemplated hereby, (a) the business of Parent has been conducted in the ordinary course and consistent with past practices, (b) there has not been any employment dispute, including any claims or matters raised by any individuals or any workers' representative organization or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to Parent, (c) there has not been any destruction of, damage to, or loss of any material assets or business of Parent (whether or not covered by insurance), or any significant customer or significant supplier (whether or not covered by insurance).

Taxes

.

(a) As of the Closing Date, Parent will have (i) prepared and timely filed all federal, state, local and foreign returns for the tax year ended December 31, 2003, and all other required Returns relating to any and all Taxes concerning or attributable to Parent or its operations and such Returns are or will be true and correct and have been or will be completed in accordance with applicable law and (ii) timely paid all Taxes it is required to pay.

(b) As of the Closing Date, Parent will have timely paid or withheld with respect to its Parent Employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld, and will have timely paid such Taxes withheld over to the appropriate authorities.

(c) Parent has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against Parent, nor has Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) No audit or other examination of any Return of Parent is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

(e) Parent has no liabilities for unpaid Taxes which have not been accrued or reserved on the Parent Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Parent has not incurred any liability for Taxes since the date of the Parent Current Balance Sheet other than in the ordinary course of business.

(f) Parent has made available to Parent or its legal counsel copies of all Tax Returns for Parent filed for all periods since its inception.

(g) There are (and immediately following the Effective Time there will be) no Liens on the assets of Parent relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

(h) Parent has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of Parent.

(i) None of Parent's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

(j) Parent has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

(k) Parent has (a) never been a member of an affiliated group (within the meaning of Code 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) never been a party to any Tax sharing, indemnification or allocation agreement, (c) no liability for the Taxes of any person (other than Company or any of its subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

(l) Parent has not been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

(m) No adjustment relating to any Return filed by Parent has been proposed formally or, to the Knowledge of Parent, informally by any tax authority to Parent or any representative thereof.

(n) Parent has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(o) No claim has ever been made by a taxing authority in a jurisdiction where Parent does not file Returns that it is or may be subject to taxation by that jurisdiction.

(p) Parent does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

(q) None of the outstanding indebtedness of Parent constitutes indebtedness with respect to which any interest deductions may be disallowed under Sections 163(i), 163(l) or 279 of the Code or under any other provision of applicable law.

(r) Parent has not engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulation 1.6011-4(b)(2).

(s) Parent will not be required to include any income or gain or exclude any deduction or loss from taxable income as a result of any (a) change in method of accounting under Section 481(c) of the Code, (b) closing agreement under Section 7121 of the Code, (c) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or in the case of each of (a), (b), and (c), under any similar provision of applicable law), (d) installment sale or open transaction disposition or (e) prepaid amount.

Restrictions on Business Activities

.  Section 4.11 of the Parent Disclosure Schedule sets forth a complete and accurate list of each Contract (non-competition or otherwise) judgment, injunction, order or decree to which Parent is a party or otherwise binding upon Parent which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent (including any restrictions on selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, any acquisition of property (tangible or intangible) by Parent, the conduct of business by Parent, or otherwise limiting the freedom of Parent to engage in any line of business or to compete with any person.)

Properties

.

(a) Parent does not own any real property, nor has Parent ever owned any real property. Section 4.12(a) of the Disclosure Schedule sets forth a complete and accurate list of all real property currently leased by Parent or otherwise used or occupied by Parent for the operation of Parent's business (the " Leased Real Property"), the name of the lessor, the name and date of each lease agreement related thereto and each amendment thereto. Parent has provided the Company true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof, and there are no other lease agreements for real property affecting the real property or to which Parent is bound. All such lease Contracts are valid and enforceable and not in default, no rentals are past due, and no circumstance exists, which, with notice, the passage of time or both, could constitute a default under any such lease agreement. Parent has received no notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such lease agreement, which has not been fully remedied and withdrawn. The consummation of the Merger and the other transactions contemplated hereby will not affect the enforceability against any person of any such lease agreement or the rights of Parent or the Surviving Corporation to the continued use and possession of the real property for the conduct of business as presently conducted. The Leased Real Property is in good operating condition and repair, free from structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties, and is structurally sufficient and otherwise suitable for the conduct of the business as presently conducted.

(b) Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. The foregoing assets and Parent's Intellectual Property and Intellectual Property Rights constitute all of the assets used in, and necessary for, the business of Parent as currently conducted or currently contemplated to be conducted.

(c) Section 4.12(c) of the Parent Disclosure Schedule contains a complete and accurate list of all material items of equipment owned or leased by Parent, and such equipment is adequate for the conduct of the business of Parent as currently conducted and as currently contemplated to be conducted and in good operating condition, regularly and properly maintained, subject to normal wear and tear.

(d) Parent has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers not reserved by such customer. No person other than Parent possesses any claims or rights with respect to use of such customer information.

Material Contracts

.

(a) Section 4.13 of the Parent Disclosure Schedule sets forth a complete and accurate list of the following Contracts of Parent in effect as of the date hereof (together with the Contracts set forth in Section 4.11 (Restrictions on Business Activities) or Section 4.12(a) (Leases), of the Parent Disclosure Schedule, a " Parent Material Contract" and, collectively, the " Parent Material Contracts"):

(i) any employment or consulting Contract with an employee or individual consultant or salesperson, or consulting or sales Contract with a firm or other organization;

(ii) any Contract or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iii) any Contract relating to the lease of personal property involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

(iv) any Contract relating to capital expenditures and involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

(v) any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Parent's business;

(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit (other than trade payables in the ordinary course of business consistent with past practices);

(vii) any Contract for the purchase by Parent of goods or services involving in excess of $5,000 individually or $10,000 in the aggregate;

(viii) any Contract for the purchase by customers of goods or services involving in excess of $5,000 individually or $10,000 in the aggregate;

(ix) any dealer, distribution, joint marketing, strategic alliance or development Contract;

(x) any standstill or similar Contract;

(xi) any non-employee sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other Contract for use or distribution of Parent's products, technology or services;

(xii) any Contract granting a power of attorney, agency or similar authority to another person or entity; or

(xiii) any other Contract that (a) involves future payments in excess of $5,000 individually or $10,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days, (b) has an unexpired term as of the Parent Current Balance Sheet Date in excess of twelve months and is not otherwise listed on Section 4.13 of the Parent Disclosure Schedule, or (c) is otherwise material to the business of Parent and not otherwise listed on Section 4.13 of the Parent Disclosure Schedule.

(xiv) Except as set forth on Section 4.13(a)(xiv) of the Parent Disclosure Schedule, any Contract in which Parent has agreed to no limitation on Parent's liability thereunder.

(b) Parent is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Parent Material Contract, nor does Parent have any Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Parent Material Contract is in full force and effect, enforceable in accordance with its terms, and Parent is not in default thereunder, nor to the Knowledge of Parent, is any party obligated to Parent pursuant to any such Parent Material Contract in default thereunder.

Insurance

.  Section 4.14 of the Disclosure Schedule contains a complete and accurate list of all insurance policies and bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Parent or any Parent Affiliate (each a " Parent Insurance Policy"). There is no claim by Parent or any Parent Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that Parent or any Parent Affiliate has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and Parent and Parent Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Parent has no Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies.

Litigation

.  There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of Parent, threatened, against Parent, its properties (tangible or intangible) or any of its officers or directors (in their capacity as such), nor to the Knowledge of Parent is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of Parent, threatened, against Parent, any of its properties (tangible or intangible) or any of its officers or directors (in their capacity as such) by or before any Governmental Authority, nor to the Knowledge of Parent is there any reasonable basis therefor. No Governmental Authority has at any time challenged or questioned the legal right of Parent to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

Governmental Authorization

.  Each consent, license, permit, grant or other authorization (i) pursuant to which Parent currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of Parent's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, " Parent Authorizations") has been issued or granted to Parent. Parent Authorizations are in full force and effect and constitute all Company Authorizations required to permit Parent to operate or conduct its business or hold any interest in its properties or assets.

Compliance with Laws

.  Parent has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation applicable to Parent, its business or its assets (whether tangible or intangible).

Minute Books and Records

.  The minutes of Parent made available to counsel for the Company are the only minutes of Parent and contain accurate summaries of all meetings or actions by written consent of the Board of Directors (or committees thereof) of Parent and contain all stockholder actions by written consent since the time of incorporation of Parent. Parent has delivered to counsel for the Company copies of any and all agreements relating (i) to the purchase of any Parent capital stock, (ii) to rights of the stockholders, and (iii) agreements between and among Parent's stockholders relating to Parent capital stock, including without limitation any and all stock purchase agreements, registration rights agreements, voting agreements, right of first refusal agreements, and stockholder agreements, which to the Parent's Knowledge exist.

Parent SEC Documents

.  A true and complete copy of each annual, quarterly and other report, registration statement, and definitive proxy statement filed by Parent with the SEC since September 21, 1999 (the " Parent SEC Documents") is available on the Web site maintained by the SEC at http://www.sec.gov. As of their respective filing dates, except as noted therein or to the extent corrected by a subsequently filed Parent SEC Document, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and except as noted therein or to the extent corrected by a subsequently filed Parent SEC Document, none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Broker's and Finders' Fees

.  Neither Parent nor Merger Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Representations Complete

.  None of the representations or warranties made by Parent herein or schedule or exhibit hereto, including the Parent Disclosure Schedule, or in any certificate or other document furnished by Parent pursuant to this Agreement or in connection with the transactions contemplated hereby, contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits, or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Article COVENANTS RELATING TO THE CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

Conduct of Business

. During the period from the date hereof and continuing until the Effective Time, the Company, Parent and the Merger Sub each agree as to themselves and their related entities that:

(a) it shall conduct its business and operations (including working capital and cash management practices and the collection of accounts receivable) in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and Taxes when due, pay or perform its other obligations when due, and, to the extent consistent with such business, preserve intact its present business organizations, keep available the services of its present officers, key employees and consultants and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time; and

(b) it shall not (except as expressly contemplated herein or permitted hereby, or to the extent that the other parties consent in writing):

(i) cause or permit any amendments to its Certificate of Incorporation, Bylaws or other organizational documents;

(ii) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (except upon conversion of any shares of preferred stock), or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

(iii) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities except for issuances of its capital stock pursuant to the exercise of outstanding options; warrants or other rights exercisable therefor;

(iv) incur any indebtedness (other than trade payables in the ordinary course of business consistent with past practices) or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(v) make any expenditures (including any capital expenditures) or enter into any commitment or transaction exceeding $5,000 individually or $10,000 in the aggregate other than payment of expenses (including reasonable atttorney's fees) incurred in connection with the transactions contemplated herein;

(vi) sell, lease, license or otherwise dispose of any of its properties or assets (whether tangible or intangible);

(vii) revalue any of its assets (whether tangible or intangible);

(viii) make or change any election in respect of Taxes, adopt or change any accounting method or practices (other than as required by GAAP), enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(ix) waive or release any right or claim of the Company;

(x) commence, threaten or settle any litigation;

(xi) (A) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity, (B) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, or (C) enter into any agreement with respect to the development of any Intellectual Property with a third party;

(xii) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

(xiii) Center into, renew, fail to renew, renegotiate, amend or otherwise modify, or materially breach the terms of any Company Material Contract or Parent Material Contract, as applicable;

(xiv) terminate, amend or fail to renew any Company Insurance Policy or Parent Insurance Policy;

(xv) terminate or fail to review or preserve any Company Authorization or Parent Authorization; or

(xvi) take, or agree in writing or otherwise to take, any of the foregoing actions, or any other action that would (A) prevent the party from performing, or cause the party not to perform, its respective covenants hereunder or (B) cause or result in any of its respective representations and warranties contained herein being untrue or incorrect.

Article ADDITIONAL AGREEMENTS

Stockholder Securities Law Compliance and Approval

.

(a) Parent shall issue the shares of Parent Common Stock to be issued to the holders of Company Common Stock pursuant to Section 2.6 hereof, pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act and the exemption from qualification under applicable state securities laws. It is acknowledged and understood that Parent is relying on written representations made by each Stockholder pursuant to an Investor Representation Statement in substantially the form attached hereto as Exhibit A.

(b) As soon as practicable following the execution of this Agreement, each of the Company and Parent will take all action necessary in accordance with DGCL and CGCL, as applicable, and its Certificate of Incorporation and Bylaws to (i) convene a special meeting of its stockholders to be held as promptly as practicable for the purpose of obtaining, or (ii) obtain, by written consent, the requisite approval of the Merger by such stockholders.

Commercially Reasonable Efforts; Governmental Approvals; Contract Consents

.  Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Article VII hereof and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

(a) Each of the Company and Parent shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Parent may reasonably request, in connection with the consummation of the Merger and the other transactions contemplated hereby. Each of the Company and Parent shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents. Each of the Company and Parent shall promptly inform the other of any material communication between the Company and Parent (as applicable) and any Governmental Authority regarding the Merger or any other transactions contemplated hereby. If the Company or Parent or any affiliate thereof shall receive any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the Merger or any other transactions contemplated hereby, then the Company or Parent (as applicable) shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Each of the Company and Parent shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of the other.

(b) The Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any parties to any Contract as are required thereunder in connection with the Merger or for any such Contracts to remain in full force and effect so as to preserve all rights of, and benefits to, the Surviving Corporation under such Contract from and after the Effective Time.

Notification of Certain Matters

.  The Company shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which has caused or is likely to cause any representation or warranty of the Company set forth in this Agreement to be untrue or inaccurate at or at any time prior to the Effective Time, and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Parent shall give prompt notice to the Company of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which has caused or is likely to cause any representation or warranty of Parent set forth in this Agreement to be untrue or inaccurate at or at any time prior to the Effective Time, and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. No information or knowledge obtained pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein, or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

Public Disclosure

.  No party shall issue or make any statement or other communication or disclosure to any third party (other than their respective agents or employees of the Company) regarding this Agreement, the Merger or the other transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party hereto, subject to Parent's obligation to comply with applicable laws, rules and regulations.

Employee Plans

.  The Company and its Affiliates, as applicable, shall each terminate, effective as of the day immediately preceding the Closing Date: (i) any and all group severance, separation or salary continuation plans, programs, or arrangements, and (ii) any and all 401(k) plans, unless Parent provides notice to the Company prior to the Closing Date that such 401(k) plan(s) shall not be terminated. Parent shall receive from the Company evidence that the Company's and each of its Affiliate's, as applicable, plan(s) and/or program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date. The Company also shall take such other actions in furtherance of terminating such plans, policies and arrangements as Parent may reasonably require. In the event that distribution or rollover of assets from the trust of a 401(k) plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or the plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate to Parent prior to the Closing.

Spreadsheet

.  At least three (3) business days prior to the Closing Date, the Company shall deliver to Parent a spreadsheet (the " Spreadsheet") in form and substance acceptable to the Exchange Agent and Parent, which spreadsheet shall be certified as complete and correct by the Chief Executive Officer of the Company as of the Closing and which shall separately list, as of the Closing, all holders of Company Common Stock and their respective addresses, the number of shares of Company Common Stock held by each such holder, the number of Merger Shares to be issued to each holder.

Expenses

.  Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (" Third Party Expenses"), shall be the obligation of the respective party incurring such fees and expenses.

Stock Splits

.  Parent shall not undertake a stock split within 12 months of the Effective Time; unless such a stock split is approved the board of directors of the Parent (including the approval of Ed Wilson).

Company Audited Financial Statements

.  The Company shall provide to Parent on or before the date that is seventy-five (75) days after the Closing Date audited financial statements meeting the requirements for filing on Form 8-K under the Securities and Exchange Act of 1934 (as amended), as required in connection with the Merger.

Debt and Working Capital Requirements

.  Parent shall use commercially reasonable efforts to ensure that (i) all debt of Parent listed in its quarterly report on Form 10-QSB filed with the SEC on August 13, 2004 shall have been paid or distinguished prior to Closing, and (ii) Parent is capitalized with at least $1,500,000 of unrestricted cash at the Effective Time, which cash shall be available to fund working capital and general and administrative expenses of the Surviving Corporation.

Article CONDITIONS TO THE MERGER

Conditions to Obligations of Each Party

.  The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) No Orders or Governmental Proceedings. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger or any other transaction contemplated hereby. No Governmental Authority shall have commenced, or notified either Parent or the Company or any of their respective representatives that such Governmental Authority intends to commence, proceedings to restrain, prohibit, condition, rescind or take any substantially similar action with respect to any of the transactions contemplated by this Agreement, unless such Governmental Authority shall have withdrawn such notice and abandoned all such proceedings.

(b) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other similar legal restraint shall be in effect that has the effect of prohibiting the consummation of the Merger or any other transaction contemplated hereby.

(c) Governmental Approvals. Parent and the Company shall have obtained all consents and approvals from any Governmental Authority that are necessary to consummate the Merger and the other transactions contemplated hereby.

(d) Requisite Stockholder Approval. This Agreement shall have been adopted, and the Merger shall have been approved, by the (i) holders of a majority of the outstanding shares of Company Common Stock, voting together as a separate class, (ii) holders of more than fifty percent of the outstanding shares of the Company's Preferred Stock, and (iii) holders of a majority of the outstanding shares of Parent Common Stock, voting together as a separate class, and such approvals shall not have been rescinded, revoked or otherwise repudiated.

(e) Debt and Working Capital Requirements. As of the Closing Date, (i) all debt of Parent listed in its quarterly report on Form 10-QSB filed with the SEC on August 13, 2004 shall have been paid or distinguished, and (ii) Parent shall be capitalized with at least $1,500,000 of unrestricted cash, which cash shall be available to fund the working capital and general and administrative expenses of the Surviving Corporation.

Conditions to the Obligations of Parent and Merger Sub

.  The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

(a) Representations and Warranties. The representations and warranties of the Company set forth herein, disregarding all qualifications contained therein relating to materiality or a Company Material Adverse Effect or any similar standard or qualification, shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Covenants. The Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Company as of the Closing.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event or condition of any kind or character that has had, or is reasonably likely to have, a Company Material Adverse Effect.

(d) Litigation. There shall be no action, suit, claim, order, injunction or proceeding of any nature pending or threatened against Parent or the Company, their respective properties or any of their respective officers or directors (in their capacities as such) arising out of, or in any way connected with, the Merger or the other transactions contemplated hereby.

Resignation of Officers and Directors. Parent shall have received a written resignation from each of the officers and directors of the Company and each Company Subsidiary, effective as of the Effective Time.

(e) Certificate of the Company. Parent shall have received a certificate of the Company, executed by the Chief Executive Officer of the Company, certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) hereof, which certificate will include a reaffirmation of the representations and warranties of the Company set forth in this Agreement as of the Effective Time.

(f) Good Standing Certificates. Parent shall have received a good standing certificate with respect to the Company issued by the Secretary of State of the State of Delaware and a tax good standing certificate with respect to the Company issued by the Delaware Franchise Tax Board, each dated within a reasonable period prior to the Closing.

Conditions to Obligations of the Company

.  The obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article V, disregarding all qualifications contained therein relating to materiality or a Parent Material Adverse Effect or any similar standard or qualification, shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Covenants. Each of Parent and Merger Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing Date.

(c) No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event or condition of any kind or character that has had, or is reasonably likely to have, a Parent Material Adverse Effect.

(d) Litigation. There shall be no action, suit, claim, order, injunction or proceeding of any nature pending or threatened against Parent or the Company, their respective properties or any of their respective officers or directors (in their capacities as such) arising out of, or in any way connected with, the Merger or the other transactions contemplated hereby.

(e) Good Standing Certificates. Parent shall have received a good standing certificate with respect to the Company issued by the Secretary of State of the State of Delaware and a tax good standing certificate with respect to the Company issued by the Delaware Franchise Tax Board, each dated within a reasonable period prior to the Closing

(f) Due Diligence. The Company shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Parent and Merger Sub.

(g) Opinion of Counsel. The Company shall have received an opinion dated the Closing Date from counsel for Parent and Merger Sub, in form and substance reasonably satisfactory to the Company and its legal counsel, stating that the Merger Shares are being issued in compliance with federal and state security laws.

(h) Board of Directors. Parent shall have taken all necessary actions to ensure that effective immediately after the Closing, (i) John Steel, Kevin Kinsella, and Ed Wilson are the only directors of Parent and (ii) the officers of Merger Sub shall be as designated by the Company.

(i) Certificate of Parent. The Company shall have received a certificate of Parent, executed by a duly authorized officer of Parent, certifying as to the matters set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) hereof.

(j) Consent, Waiver and Election. The Company shall have received a Consent, Waiver and Election, the form of which has been delivered to Parent and counsel for Parent, from the requisite stockholders of the Company (including without limitation each stockholder who holds preemptive rights to purchase shares of the Company's capital stock) consenting to, among other things, the waiver and termination of preemptive rights, the termination of the Company's Stockholder Rights Agreement dated August 4, 1998, the termination of the Company's 1998 Incentive Stock Plan, the amendment and restatement of the Company's Certificate of Incorporation, the election of the Company's preferred stockholders to convert outstanding shares of the Company's Preferred Stock to Company Common Stock, and the approval of the Merger.

Article TERMINATION, AMENDMENT AND WAIVER

Termination

.  Except as provided in Section 8.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

(a) by unanimous agreement of Parent and the Company;

(b) by Parent or the Company, if the Closing Date shall not have occurred by October 29, 2004; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by Parent or the Company, if the requisite Company or Parent stockholder approval has not been obtained; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure to obtain the requisite Company or parent stockholder approval and such action or failure to act constitutes a breach of this Agreement;

(d) by Parent or the Company, if (i) if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or any other material transaction contemplated by this Agreement, or (ii)  any statute, rule, regulation or order is enacted, promulgated or issued by any Governmental Authority that would make consummation of the Merger illegal;

(e) by Parent, if (i) it is not in material breach of its obligations under this Agreement and (ii) there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 7.2(a) or (b) hereof would not be satisfied at the time of such breach and such breach has not been cured within ten (10) business days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

(f) by the Company, if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 7.3(a) or (b) hereof would not be satisfied and such breach has not been cured within ten (10) business days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

Effect of Termination

.  In the event of termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders, or representatives, if applicable; provided, however, that (i) each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and (ii) the provisions of Section 6.4 (Public Disclosure) and Section 6.7 (Expenses) hereof, Article IX hereof and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.

Amendment

.  The parties hereto may amend this Agreement at any time solely by executing an instrument in writing signed on behalf of the party against whom enforcement is sought.

Extension and Waiver

.  At any time prior to the Closing, Parent and the Company may, to the extent legally permitted, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Article GENERAL PROVISIONS

Notices

.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(a) if to Parent, Merger Sub or Surviving Corporation to:

Liberty Mint, Ltd. 4766 Holladay Boulevard Holladay, Utah 84117

(b) if to the Company, to:

Akesis Pharmaceuticals, Inc.

4370 La Jolla Village Drive, Suite 685 San Diego, CA 92122

with a copy to:

Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real, Suite 200

San Diego, California 92130 Attention: Martin J. Waters, Esq. Telephone No.: (858) 350-2308 Facsimile No.: (858) 350-2399

Counterparts

.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Entire Agreement

.  This Agreement, the Exhibits hereto, the Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof,

Third Party Beneficiaries

.  No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner or any party hereto or any other person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement except that Article II is intended to benefit holders of Company Common Stock.

Assignment

.  This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

Severability

.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Other Remedies

.  Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Governing Law

.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within San Diego County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

WAIVER OF JURY TRIAL

.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

specific Performance

.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first above written.

LIBERTY MINT, LTD. By: _____________________________ Name:___________________________ Title:____________________________
Ann Arbor ACQUISITION CORPORATION By: _____________________________ Name:___________________________ Title:____________________________
Akesis Pharmaceuticals, INC. By: _____________________________ Name:___________________________ Title:____________________________